SECOND AMENDMENT AND CONSENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 20, 2005, among DHM HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), DOLE HOLDING COMPANY, LLC, a Delaware limited liability company (“Intermediate Holdco”), DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), SOLVEST LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers” and, the Borrowers, together with Holdings and Intermediate Holdco, the “Credit Agreement Parties”), the Lenders party hereto, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, Holdings, Intermediate Holdco, the Borrowers, the Lenders, the Administrative Agent and certain other Agents are parties to a Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 (as so amended and restated and as the same has been further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);
     WHEREAS, the Credit Agreement Parties have requested certain amendments to the Credit Agreement, and a consent to certain provisions of the Credit Documents, in each case as more fully described below; and
     WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Credit Agreement, and the Lenders wish to grant a consent to certain provisions of the Credit Agreement, in each case as herein provided;
     NOW, THEREFORE, it is agreed:
I. Amendments and Consent to Credit Agreement.
     1. Section 3.01(b) of the Credit Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting the following new sentence in lieu thereof:
“(w) The U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages as from time to time in effect in the outstanding U.S. Borrower Multicurrency Facility Letters of Credit) in Dollars a fee in respect of each U.S. Borrower Multicurrency Facility Letter of Credit issued hereunder, (x) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages as from time to time in effect in the outstanding Bermuda Borrower Multicurrency Facility Letters of Credit) in Dollars a fee in respect of each Bermuda Borrower Multicurrency Facility Letter of Credit issued hereunder, (y) the U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Dollar Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages in the outstanding U.S. Borrower Dollar Facility Letters of Credit) in Dollars a fee in respect of each U.S. Borrower Dollar Facility Letter of Credit issued hereunder and (z) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Dollar Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective L/C Participation Percentages in the outstanding Bermuda Borrower Dollar Facility Letters of Credit) in Dollars a fee in respect of each Bermuda Borrower Dollar Facility Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as “Letter of Credit Fees”), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Multicurrency Facility Revolving Loans (in the case of determinations pursuant to preceding clauses (w) and (x)) or Dollar Facility Revolving Loans (in the case of determination pursuant to preceding clauses (y) and (z)), in either case maintained as Euro Rate Loans, as in effect from time to time, on (i) the daily Stated Amount of such Letter of Credit (in the case of a Dollar Denominated Letter of Credit and a Sterling Denominated Letter of Credit and, for periods occurring after a Sharing Event, for all Letters of Credit) and (ii) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Denominated Letter of Credit for all periods prior to the occurrence of a Sharing Event), with the amount of any Letter of Credit Fee in respect of a Euro Denominated Letter of Credit to be paid in Dollars prior to a Sharing Event as contemplated above to be calculated by taking the Dollar Equivalent of such Letter of Credit Fee (determined as provided above but as if such Letter of Credit Fee were payable in Euros).”.
     2. Section 3.01(c) of the Credit Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting the following new sentence in lieu thereof:
“Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in Dollars, a facing fee in respect of each Letter of Credit issued to it hereunder (the “Facing Fee”) for the period from and including the date of issuance or renewal of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of (x) the daily Stated Amount of such Letter of Credit (in the case of a Dollar Denominated Letter of Credit and a Sterling Denominated Letter of Credit, and, for all periods occurring after a Sharing Event, all Letters of Credit) and (y) the daily Euro L/C Stated Amount of such Letter of Credit (in the case of a Euro Denominated Letter of Credit at any time prior to a Sharing Event), with the amount of any Facing Fee payable with respect to a Euro Denominated Letter of Credit to be paid in Dollars prior to a Sharing Event as contemplated above to be calculated by taking the Dollar Equivalent of such Facing Fee (determined as provided above but as if such Facing Fee were payable in Euros), provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or, if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence.”.
     3. Section 3.01(e) of the Credit Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting the following new sentence in lieu thereof:
“(x) The U.S. Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective B/G Participation Percentages as from time to time in effect in the outstanding U.S. Borrower Bank Guaranties) in Dollars a fee in respect of each U.S. Borrower Bank Guaranty issued hereunder and (y) the Bermuda Borrower agrees to pay to the Administrative Agent for distribution to each Multicurrency Facility RL Lender (or, after a Sharing Event has occurred, each RL Lender) (based on their respective B/G Participation Percentages as from time to time in effect in the outstanding Bermuda Borrower Bank Guaranties) in Dollars a fee in respect of each Bermuda Borrower Bank Guaranty issued hereunder (with all fees payable as described in this clause (e) being herein referred to as “Bank Guaranty Fees”), in each case, for the period from and including the date of issuance of such Bank Guaranty through the termination of such Bank Guaranty, computed at a rate per annum equal to the Applicable Margin for Multicurrency Facility Revolving Loans maintained as Euro Rate Loans, as in effect from time to time, on (i) the daily Face Amount of such Bank Guaranty (in the case of a Dollar Denominated Bank Guaranty and a Sterling Denominated Bank Guaranty and, for periods occurring after a Sharing Event, for all Bank Guaranties) and (ii) the daily Euro B/G Face Amount of such Bank Guaranty (in the case of a Euro Denominated Bank Guaranty for all periods prior to the occurrence of a Sharing Event), with the amount of any Bank Guaranty Fee in respect of a Euro Denominated Bank Guaranty to be paid in Dollars prior to a Sharing Event as contemplated above to be calculated by taking the Dollar Equivalent of such Bank Guaranty Fee (determined as provided above but as if such Bank Guaranty Fee were payable in Euros).”.

     4. Section 3.01(f) of the Credit Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting the following new sentence in lieu thereof:
“Each Account Party agrees to pay to the respective Bank Guaranty Issuer, for its own account, in Dollars (in the case of each Dollar Denominated Bank Guaranty and each Sterling Denominated Bank Guaranty and, for all periods after the occurrence of a Sharing Event, each Bank Guaranty) a fronting fee in respect of each Bank Guaranty issued to it hereunder (the “Fronting Fee”) for the period from and including the date of issuance or renewal of such Bank Guaranty to and including the termination or expiration of such Bank Guaranty, computed at a rate equal to 1/8 of 1% per annum of (x) the daily Face Amount of such Bank Guaranty (in the case of a Dollar Denominated Bank Guaranty and a Sterling Denominated Bank Guaranty, and, for all periods occurring after a Sharing Event, all Bank Guaranties) and (y) the daily Euro B/G Face Amount of such Bank Guaranty (in the case of a Euro Denominated Bank Guaranty at any time prior to a Sharing Event), with the amount of any Fronting Fee payable with respect to a Euro Denominated Bank Guaranty to be paid in Dollars prior to a Sharing Event as contemplated above to be calculated by taking the Dollar Equivalent of such Fronting Fee (determined as provided above but as if such Fronting Fee were payable in Euros), provided that in no event shall the annual Fronting Fee with respect to any Bank Guaranty be less than the Minimum Applicable Fronting Fee; it being agreed that (i) on the date of issuance of any Bank Guaranty and on each anniversary thereof prior to the termination of such Bank Guaranty, if the Minimum Applicable Fronting Fee will exceed the amount of Fronting Fees that will accrue with respect to such Bank Guaranty for the immediately succeeding 12-month period, the full Minimum Applicable Fronting Fee shall be payable on the date of issuance of such Bank Guaranty and on each such anniversary thereof prior to the termination of such Bank Guaranty and (ii) if on the date of the termination of any Bank Guaranty, the Minimum Applicable Fronting Fee actually exceeds the amount of Fronting Fees paid or payable with respect to such Bank Guaranty for the period beginning on the date of the issuance thereof (or, if the respective Bank Guaranty has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Bank Guaranty) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Fronting Fees with respect to such Bank Guaranty on the next date upon which Fronting Fees are payable in accordance with the immediately succeeding sentence.”.
     5. Section 4.02(c) of the Credit Agreement is hereby amended by deleting the first proviso appearing in the first sentence of said Section in its entirety and inserting the following text in lieu thereof:
“provided that (I) Net Sale Proceeds from any Asset Sale (other than (x) Net Sale Proceeds from any Contemplated Asset Sale consummated in accordance with the requirements of Section 9.02(xviii), (y) any Net Sale Proceeds from the sale of any Principal Property pursuant to Section 9.02(xix) and (z) Net Sale Proceeds from the sale or other disposition of the Equity Interests of the Unrestricted Wellbeing Joint Venture pledged pursuant to the U.S. Pledge Agreement) shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of Holdings or the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (II) Net Sale Proceeds from one (but not more than one) sale of a Principal Property consummated after the Second Amendment Effective Date in reliance on Section 9.02(xix) and notified in writing to the Administrative Agent shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of Holdings or the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase, construct and/or make investments in a new Principal Property (or assets and properties that upon completion of such purchase, construction and/or investments will become a Principal Property) within 360 days following the date of receipt of such Net Sale Proceeds from such sale of such Principal Property (which certificate shall set forth the estimates of the proceeds to be so expended);”.
     6. Section 7.03 of the Credit Agreement is hereby amended by inserting the text “any Wellbeing Project Financing Document,” immediately preceding the text “any Permitted Senior Notes Indenture” appearing in said Section.
     7. Section 7.25(b) of the Credit Agreement is hereby amended by (i) inserting the text “(v) cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing (including cash and Cash Equivalents held in the Wellbeing Project Financing Interest Reserve Account),” immediately after the text “significant assets (other than” appearing in said Section and (ii) inserting the text “and the Wellbeing Project Financing Documents” immediately following the text “the Holdings Senior Notes Documents” appearing in said Section.
     8. Section 8.01(e) of the Credit Agreement is hereby amended by inserting the text “any Wellbeing Project Financing Document,” immediately preceding the text “any Permitted Senior Notes Document” appearing in said Section.
     9. Section 9.01(b) of the Credit Agreement is hereby amended by (i) inserting the text “(w) cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing (including cash and Cash Equivalents held in the Wellbeing Project Financing Interest Reserve Account),” immediately after the text “other than its ownership of” appearing in said Section and (ii) inserting the text “any Interest Rate Protection Agreement permitted to be entered into pursuant to Section to Section 9.04(iii)” immediately after the text “any Shareholder Subordinated Note” appearing in said Section.

     10. Section 9.02(xix) of the Credit Agreement is hereby amended by (i) inserting the text “(i) Real Property located in Gaston County, North Carolina (the “Gaston Property”), to the extent same is not a Principal Property and (ii)” immediately preceding the text “Principal Properties” appearing in said Section and (ii) deleting the text “(z) 100% of the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction as, and to the extent, required by Section 4.02(c) (but without giving effect to any reinvestment rights contained therein)” and inserting the text “(z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 4.02(c)” in lieu thereof.
     11. Section 9.03(iii) of the Credit Agreement is hereby amended by (i) inserting the text “(x)” immediately prior to the word “Liens” appearing in said Section and (ii) inserting the text “and (y) Liens on the Wellbeing Project Financing Interest Reserve Account (and all deposits therein) securing the obligations of Holdings under the Wellbeing Project Financing Documents” immediately prior to the semi-colon appearing at the end of said Section.
     12. Section 9.04(iii) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.04(iii) in lieu thereof:
  “(iii) Indebtedness of (x) the Borrowers under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement and (y) Holdings under an Interest Rate Protection Agreement entered into to protect it against fluctuations in interest rates in respect of the Wellbeing Project Financing, in each case, so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;”.
     13. Section 9.04(xvi) is hereby amended by (i) inserting the text “, provided that, notwithstanding anything to the contrary contained above in this subclause (VI), on and after the incurrence of the Wellbeing Project Financing, no Indebtedness may be incurred by Holdings under the Holdings Senior Notes or the other Holdings Senior Notes Documents pursuant to this subclause (VI)” immediately preceding the text “, (VII)” appearing in said Section, (ii) deleting the word “unsecured” appearing immediately following the text “(VII)” appearing in said Section, (iii) deleting the text “$250,000,000 (as such amount” appearing in subclause (VII) of said Section and inserting the text “$250,000,000 (or, after the incurrence of the Wellbeing Project Financing, $150,000,000) (as either such amount” in lieu thereof and (iv) inserting the text “, provided that, notwithstanding anything to the contrary contained above in this subclause (VII), after the incurrence of the Wellbeing Project Financing, no additional Indebtedness may be incurred by Intermediate Holdco or Corporate Holdco under the Intermediate Holdco Senior Notes and the other Intermediate Holdco Senior Notes Documents pursuant to this subclause (VI)” immediately preceding the text “and (VIII)” appearing in said Section.
     14. Section 9.04(xxii) of the Credit Agreement is hereby amended by deleting the text “[reserved]” appearing in said Section and inserting the text “Indebtedness of Holdings under the Wellbeing Project Financing Documents in an aggregate principal amount at any time outstanding not to exceed the Wellbeing Project Financing Debt Cap Amount at such time, so long as (A) such Indebtedness is incurred in accordance with the requirements of the definition of “Wellbeing Project Financing”, (B) no Default or Event of Default is in existence at the time of the respective incurrence of such Wellbeing Project Financing and immediately after giving effect thereto and (C) at the time of any incurrence of such Indebtedness, no Indebtedness of Holdings under the Holdings Senior Notes or the other Holdings Senior Notes Documents is outstanding at such time” in lieu thereof.
     15. Section 9.04 of the Credit Agreement is hereby further amended by (i) inserting the text “(w) in no event shall any Subsidiary of Holdings guarantee any Indebtedness of Holdings under any Wellbeing Project Financing Document or incur any other obligation under, or with respect to, any Wellbeing Project Financing Document having any element of recourse to such Subsidiary or to such Subsidiary’s assets or properties,” immediately prior to subclause (x) appearing in the last sentence of said Section and (ii) deleting the text “Holdings or any of its Subsidiaries or to any of its or its Subsidiaries’ assets or properties” appearing in subclause (z) of the last sentence of said Section and inserting the text “any Subsidiary of Holdings or to any assets or properties of any Subsidiary of Holdings” in lieu thereof.
     16. Section 9.05(i) of the Credit Agreement is hereby amended by inserting the text “(including cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing),” immediately following the penultimate reference to “this Agreement” appearing in said Section.
     17. Section 9.05 of the Credit Agreement is hereby amended by deleting clause (xxvi) of said Section in its entirety and inserting the following new clause (xxvi) in lieu thereof:
  “(xxvi) (x) Intermediate Holdco may make intercompany loans to the U.S. Borrower with the proceeds from (I) the incurrence of the Intermediate Holdco Senior Notes or (II) any Investment made in it by Holdings with the proceeds of Holdings Senior Notes, an Equity Infusion or Wellbeing Project Financing, so long as each such intercompany loan shall be evidenced by an Intercompany Note pledged by Intermediate Holdco to the Collateral Agent pursuant to the U.S. Pledge Agreement and (y) Holdings may make intercompany loans to Intermediate Holdco with the proceeds from (I) the incurrence of the Holdings Senior Notes, (II) any Equity Infusion or (III) the incurrence of any Wellbeing Project Financing, so long as each such intercompany loan shall be evidenced by an Intercompany Note pledged by Holdings to the Collateral Agent pursuant to the U.S. Pledge Agreement.”
     18. Notwithstanding anything to the contrary contained in Section 9.05 of the Credit Agreement, the Lenders hereby consent to the capitalization by the Bermuda Borrower of (i) principal under that certain promissory note, dated August 4, 1998 and subsequently modified as of January 10, 2000, issued by Singletree Corp., a Subsidiary of the U.S. Borrower organized under the laws of Panama (“Singletree”), to the Bermuda Borrower in an aggregate principal amount equal to $47,738,700.00, (ii) principal under that certain promissory note, dated August 4, 1998 and subsequently modified as of January 10, 2000, issued by Singletree to the Bermuda Borrower in an aggregate principal amount equal to $31,000,000.00, (iii) principal under that certain promissory note, dated September 28, 1998 and subsequently modified as of January 10,

2000, issued by Singletree to the Bermuda Borrower in an aggregate principal amount equal to $52,172,928.00, (iv) accrued but unpaid interest owing by Singletree to the Bermuda Borrower under the promissory notes described in clauses (i), (ii) and (iii) above in an aggregate amount equal to approximately $38,356.469.41 and (v) an intercompany receivable owing by Singletree to the Bermuda Borrower in an aggregate amount equal to $367,971.34.
     19. Section 9.08 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Fiscal Quarter	Ratio
1st Fiscal Quarter of Fiscal Year 2005	2.55:1.0
2nd Fiscal Quarter of Fiscal Year 2005	2.60:1.0
3rd Fiscal Quarter of Fiscal Year 2005	2.65:1.0
4th Fiscal Quarter of Fiscal Year 2005	2.70:1.0
1st Fiscal Quarter of Fiscal Year 2006 through (and
including) 3rd Fiscal Quarter of Fiscal Year 2006	2.60:1.0
4th Fiscal Quarter of Fiscal Year 2006	2.65:1.0
1st Fiscal Quarter of Fiscal Year 2007 and each Fiscal Quarter thereafter	2.70:1.0”.
     20. Section 9.09 of the Credit Agreement is hereby amended by (i) deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Period	Ratio
Last day of the 1st Fiscal Quarter of Fiscal Year 2005 to and including the day occurring prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2006	4.75:1.0
Last day of the 1st Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of the 2nd Fiscal Quarter of Fiscal Year 2006	5.50:1.0
Last day of the 2nd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of the 3rd Fiscal Quarter of Fiscal Year 2006	5.75:1.0

“Period	Ratio
Last day of the 3rd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of the 4th Fiscal Quarter of Fiscal Year 2006	5.50:1.0
Last day of the 4th Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2007	5.00:1.0
Last day of the 1st Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of the 3rd Fiscal Quarter of Fiscal Year 2007	4.75:1.0
Last day of the 3rd Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of the 4th Fiscal Quarter of Fiscal Year 2007	4.50:1.0
Last day of the 4thFiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2008	4.00:1.0
Last day of the 1stFiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of the 1st Fiscal Quarter of Fiscal Year 2009	3.75:1.0
Last day of the 1st Fiscal Quarter of Fiscal Year 2009 and thereafter	3.50:1.0”
, (ii) inserting the text “(x)” immediately preceding the text “at any time from November 1” appearing in the second sentence of said Section and (iii) inserting the text “and (y) on and after the date of the incurrence of the Wellbeing Project Financing in an aggregate principal amount of not less than $100,000,000, the Leverage Ratio as otherwise set forth in the table above for each period occurring on or after such date and after the last day of the 1st Fiscal Quarter of Fiscal Year 2006, shall be adjusted by decreasing each such ratio by 0.25” immediately preceding the period at the end of the second sentence of said Section.
     21. Section 9.11(a)(i) of the Credit Agreement is hereby amended by inserting the following new clause (t) immediately prior to clause (u) of the proviso appearing in said Section:
  “(t) any Intermediate Holdco Senior Notes may be redeemed, repurchased and/or repaid in accordance with the terms of the Intermediate Holdco Senior Notes Documents,

so long as (I) no Default and no Event of Default then exists or would result therefrom, (II) the sole source of funds used to effect such redemptions, repurchases and/or repayments is the proceeds of an incurrence of Wellbeing Project Financing and (III) all such Intermediate Holdco Senior Notes so redeemed, repurchased and/or repaid are promptly cancelled by the U.S. Borrower.”.
     22. Section 9.11(a)(ii) of the Credit Agreement is hereby amended by (i) inserting the text “any Wellbeing Project Financing Document,” immediately preceding the text “any Permitted Senior Notes Document” appearing in said Section and (ii) inserting the text “or, in the case of any Wellbeing Project Financing Document, amendments, modifications or changes which do not result in the Wellbeing Project Financing ceasing to meet the requirements of “Wellbeing Project Financing” as set forth in the definition thereof” immediately prior to the semi-colon appearing at the end of said Section.
     23. Section 9.13 of the Credit Agreement is hereby amended by (i) redesignating clauses (xiv) and (xv) of said Section as clauses (xv) and (xvi), respectively and (ii) inserting the text “(xiv) on and after the execution and delivery thereof, the Wellbeing Project Financing Documents;” immediately preceding the text “(xv)” appearing in said Section (after giving effect to the amendment made pursuant to preceding clause (i)).
     24. The definition of “Change of Control” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “any Wellbeing Project Financing Document,” immediately preceding the text “any Permitted Senior Notes Document” appearing in clause (vi) of said definition.
     25. The definition of “Documents” appearing in Section 11 of the Credit Agreement is hereby amended by (i) redesignating clauses (viii) and (ix) of said definition as clauses (ix) and (x), respectively and (ii) inserting the text “(viii) on and after the execution and delivery thereof, any Wellbeing Project Financing Document,” immediately preceding the text “(ix)” appearing in said definition (after giving effect to the amendment made pursuant to preceding clause (i)).
     26. The definition of “Dollar Equivalent” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the second proviso appearing in the first sentence of said definition in its entirety and inserting the following new proviso in lieu thereof:
“provided further, that (I) for purposes of (x) determining compliance with Sections 1.01(c), (e) and (g), 2A.01(c), 2B.01(c), 4.02(a) and 6A.01 and (y) calculating Fees pursuant to Section 3.01 (except, during all periods prior to the occurrence of a Sharing Event, (A) Letter of Credit Fees and Facing Fees with respect to Euro Denominated Letters of Credit and (B) Bank Guaranty Fees and Fronting Fees with respect to Euro Denominated Bank Guaranties), the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in Reuters ECB Page 37 (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the last Business Day of each calendar month and (II) during all periods prior to the occurrence of a Sharing Event, for purposes of calculating the Letter of Credit Fees and Facing Fees with respect to Euro Denominated Letters of Credit and the Bank Guaranty Fees and Fronting Fees with respect to Euro Denominated Bank Guaranties, the Dollar Equivalent of the amount of such Fees shall be determined on the date on which any such Fee is payable using the spot exchange rates therefor as quoted in Reuters ECB Page 37 ( or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent),”.
     27. The definition of “Excluded Collateral” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing immediately preceding the text “(iii)” appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the text “and (iv) the Wellbeing Project Financing Interest Reserve Account” immediately preceding the text “; provided that” appearing in said definition.
     28. The definition of “Guaranteed Creditors” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “with a Borrower and/or one or more of each Borrower’s Subsidiaries,” immediately following the text “or Other Hedging Agreement” appearing in said definition.
     29. The definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “each Wellbeing Project Financing Document,” immediately preceding each instance of the text “each Permitted Senior Notes Indenture” appearing in clause (u) of said definition.
     30. Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Minimum Applicable Facing Fee” and “Minimum Applicable Fronting Fee” appearing in said Section in their entirety and (ii) inserting the following new definitions in appropriate alphabetical order:
  “Gaston Property” shall have the meaning provided in Section 9.02(xix).
  “Minimum Applicable Facing Fee” shall mean $500.
  “Minimum Applicable Fronting Fee” shall mean $500.
  “Second Amendment” shall mean the Second Amendment to this Agreement, dated as of December 20, 2005.
  “Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.
  “Wellbeing Project Financing” shall mean Indebtedness incurred by Holdings, so long as (a) the proceeds thereof are used (or, in the case of sub-clause (iv) below, deemed used) solely to (i) finance the construction, start-up and operational deficits of the Wellbeing Project (including any “cost overruns” on the construction of the Wellbeing Project), (ii) make an Investment in, and/or repay an intercompany loan owing to, Intermediate Holdco, the proceeds of which are, in turn, used by Intermediate Holdco to make an Investment in, and/or repay an intercompany loan owing to, the U.S. Borrower,

(iii) make an Investment in, and/or repay an intercompany loan owing to, Intermediate Holdco, the proceeds of which are (x) promptly (and in any event within 5 Business Days) used by Intermediate Holdco to redeem, repurchase and/or repay Intermediate Holdco Senior Notes and pay accrued but unpaid interest and any premium required to be paid in connection therewith, in any such case in accordance with the requirements of Section 9.11(a)(i)(t), and/or (y) promptly used by Intermediate Holdco to pay regularly scheduled interest on the Intermediate Holdco Senior Notes when and as due in accordance with the requirements of the Intermediate Holdco Senior Notes Documents, (iv) “finance” customary expenses which are (x) incurred by lenders providing such Indebtedness and treated as “protective advances” under the documentation governing such Indebtedness (e.g., advances for the payment of real estate taxes, insurance premiums, ground rent and maintenance and repair costs) and (y) deemed added as additional Indebtedness of Holdings under such documentation (it being understood, however, that Indebtedness incurred by Holdings under this clause (iv) may be in the form of a guarantee by Holdings of additional Indebtedness incurred by the Unrestricted Wellbeing Joint Venture for the purposes described above in this clause (iv) rather than in the form of direct incurrence by Holdings), (v) pay accrued but unpaid interest on the principal of Indebtedness described in this definition, together with reasonable transaction fees incurred in connection with the incurrence thereof and/or (vi) extend, renew and/or refinance any Indebtedness theretofore incurred pursuant to this definition, (b) such Indebtedness does not require any scheduled principal repayments prior to the final stated maturity thereof, (c) such Indebtedness does not require any mandatory repayments prior to the final stated maturity thereof other than in connection with (x) a “change of control” (which “change of control” shall not include triggers any tighter than those contained in the definition of “Change of Control” in this Agreement) or (y) issuances of equity by, or capital contributions to, Holdings, (d) such Indebtedness does not provide for guaranties or security from, or require any representation, warranty, event of default or covenant to be applicable to, any Subsidiary of Holdings, (e) such Indebtedness provides for an “interest reserve” covering all interest which will accrue on such Indebtedness over the term thereof, which interest may be in the form of (i) a “hold-back” from the initial proceeds therefrom deposited in the Wellbeing Project Financing Interest Reserve Account or (ii) a committed but initially unfunded portion of such Indebtedness specifically reserved for the payment of accrued but unpaid interest on such Indebtedness, (f) such Indebtedness expressly permits the pledge of the Equity Interests of the Unrestricted Wellbeing Joint Ventures pursuant to the U.S. Pledge Agreement, (g) in the case of any Indebtedness incurred to extend, renew and/or refinance any Indebtedness theretofore incurred in reliance on this definition, the requirements of clauses (b) through (f), inclusive, above and clause (h) below are satisfied at the time of the incurrence thereof and (h) all other terms of such Indebtedness (including, without limitation, with respect to prepayment provisions, covenants and defaults) are reasonably acceptable to the Administrative Agent, as such Indebtedness may be amended, modified, supplemented, extended, renewed and/or refinanced from time to time in accordance with the terms hereof and thereof. The incurrence of the Wellbeing Project Financing shall be deemed to be a representation and warranty by Holdings that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6B.01 and 10.

  “Wellbeing Project Financing Debt Cap Amount” shall mean, at any time, $150,000,000 (as such amount may be reduced by any repayments of principal of the Wellbeing Project Financing, except to the extent such repayment is made in connection with a refinancing of such Wellbeing Project Financing consummated in accordance with the definition of “Wellbeing Project Financing”); provided, however, that (i) the “Wellbeing Project Financing Debt Cap Amount” may exceed the amount otherwise set forth above at any time, if (but only if) any excess over such amount is (I) used by Holdings to (x) make an Investment in, and/or repay an intercompany loan owing to, Intermediate Holdco and, thereupon, applied by Intermediate Holdco for the purposes, and within the time periods, described in clause (a)(iii) of the definition of “Wellbeing Project Financing” and/or (y) finance cost overruns and/or operational deficits of the Wellbeing Project and/or (II) incurred by Holdings for the purposes described in clause (a)(iv) of the definition of “Wellbeing Project Financing”, and (ii) any such excess permitted by preceding clause (i) shall also (but without duplication) be reduced by any repayments of principal of the Wellbeing Project Financing, except to the extent such repayment is made in connection with a refinancing of such Wellbeing Project Financing consummated in accordance with the definition of “Wellbeing Project Financing”.
  “Wellbeing Project Financing Documents” shall mean any indenture, credit agreement or similar agreement entered into in connection with the incurrence or issuance of the Wellbeing Project Financing and each other agreement, document or instrument relating to the incurrence or issuance of the Wellbeing Project Financing, as the same may be amended, modified, supplemented, extended, renewed and/or refinanced from time to time in accordance with the terms hereof and thereof.
  “Wellbeing Project Financing Interest Reserve Account” shall mean the deposit account established in connection with the Wellbeing Project Financing into which cash in amount equal to the interest reserve requirements for the Wellbeing Project Financing and other proceeds from the Wellbeing Project Financing will be deposited pending application.
     31. Section 13.07(a) of the Credit Agreement is hereby amended by deleting the text “Sections 9.08 and 9.09” appearing in clause (iv) of said Section and inserting the text “Section 9.09” in lieu thereof.
II. Miscellaneous Provisions.
     1. In order to induce the Lenders to enter into this Amendment, each Credit Agreement Party hereby represents and warrants that:
  (a) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below), both immediately before and immediately after giving effect thereto; and

  (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date both immediately before and immediately after giving effect thereto, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date both immediately before and immediately after giving effect thereto (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).
     2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
     3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.
     4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     5. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each Credit Agreement Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com).
     6. So long as the Second Amendment Effective Date occurs, the U.S. Borrower shall pay to each Lender which has executed a counterpart hereof on or prior to 2:00 P.M. (New York time) on December 20, 2005, a consent fee equal to 0.125% of the sum of (x) its Revolving Loan Commitment as in effect on the Second Amendment Effective Date and (y) the aggregate principal amount of its Term Loans outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto). All fees payable pursuant to the immediately preceding sentence shall be paid to the Administrative Agent within one Business Day after the Second Amendment Effective Date, which fees shall be distributed by the Administrative Agent to the relevant Lenders in the amounts specified in the immediately preceding sentence.
     7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby on the Second Amendment Effective Date.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DHM HOLDING COMPANY, INC.
By:
Name:
Title:

DOLE HOLDING COMPANY, LLC
By:
Name:
Title:

DOLE FOOD COMPANY, INC.
By:
Name:
Title:

SOLVEST, LTD.
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, Individually, and as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF DECEMBER 20, 2005, AMONG DHM HOLDING COMPANY, INC., DOLE HOLDING COMPANY, LLC, DOLE FOOD COMPANY, INC., SOLVEST LTD., THE LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

By:
Name:
Title: